Exhibit 99.1

Tabula Rasa HealthCare Announces Preliminary Second Quarter 2022 Financial Results

•	Reports Preliminary Revenue from Continuing Operations of $72 to $73 Million for the Second Quarter of 2022, Exceeding Prior Guidance Range and Continuing Strong 2022 Performance as Company Focuses on Core Business

•	Company Comments on Public Statements by Indaba Capital Management

Moorestown, N.J. – July 20, 2022 – Tabula Rasa HealthCare, Inc. (“TRHC” or the “Company”) (NASDAQ: TRHC), a leading healthcare technology company advancing the safe use of medications, today reported preliminary unaudited financial results for the second quarter ended June 30, 2022 and commented on public statements made today by Indaba Capital Management, L.P. (“Indaba”).

Preliminary unaudited revenue from continuing operations for the second quarter of 2022 is expected to be between $72 – $73 million, exceeding the prior guidance range of $66 – $69 million. The Company intends to report full unaudited financial results for the second quarter of 2022 in early August.

Commenting on the preliminary results, Calvin H. Knowlton, PhD, TRHC's Chief Executive Officer, Chairman and Founder, said, “Our preliminary second quarter revenue performance underscores the ongoing momentum in the business as we continue to see increased demand for our core offering. We also are pleased with our team’s efforts to unlock value by pursuing opportunities to divest non-core assets as we sharpen our strategic focus and strengthen our balance sheet. We continue to make important progress on both fronts as we recalibrate the business for the significant opportunities ahead in the PACE market.”

Gordon Tunstall, TRHC’s Lead Independent Director, commented on the public statements made by Indaba: “TRHC’s Board of Directors and management team always strive to maintain an active dialogue with stockholders and welcome input and ideas on ways to create value and to continue to enhance our corporate governance. In that spirit, the Board and management team have spoken with Indaba on multiple occasions since their initial investment in the Company in April 2022 to understand their point of view, and we expect to continue our dialogue with them and other stockholders as part of our normal investor relations process.”

Tunstall continued, “We have an accomplished, diverse, and highly engaged Board with deep, relevant industry experience and business acumen, including nine directors who bring proven expertise across healthcare, finance, public service, and academia. We are confident we have the right Board and management team in place to guide TRHC forward and drive sustainable value for our stockholders as the Company continues to execute on its strategy.”

The foregoing forward-looking statements reflect our expectations as of today's date. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially.

About Tabula Rasa HealthCare

Tabula Rasa HealthCare (TRHC) (NASDAQ: TRHC) provides medication safety solutions that empower healthcare professionals and consumers to optimize medication regimens, combatting medication overload and reducing adverse drug events – the fourth leading cause of death in the US. TRHC’s proprietary technology solutions, including MedWise®, improve patient outcomes, reduce hospitalizations, and lower healthcare costs. TRHC’s extensive clinical tele-pharmacy network improves care for patients nationwide. Its solutions are trusted by health plans and pharmacies to help drive value-based care. For more information, visit TRHC.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give current expectations or forecasts of future events or the Company’s future financial or operating performance, and include the Company’s expectations regarding healthcare regulations, industry trends, available opportunities to the Company, the financial and operating performance of the Company, the impacts of the COVID-19 pandemic, and the Company’s expectations for 2022 and beyond. Such statements are identified by use of the words “believe,” “will,” “may,” “estimate,” “expect,” “intend,” “plans,” “predict,” “could,” or the negative of these terms or similar expressions. You should read these statements carefully because they discuss future expectations, contain projections of future results of operations or financial condition, or state other “forward-looking” information. These statements relate to, without limitation, the Company’s financial performance and the assumptions that underlie these statements and the Company’s future engagement with stockholders. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, (i) the impacts of the ongoing COVID-19 pandemic and other health epidemics; (ii) the Company’s ability to adapt to changes or trends within the market for healthcare in the U.S.; (iii) a significant increase in competition from a variety of companies in the healthcare industry; (iv) developments and changes in laws and regulations, including increased regulation of the healthcare industry through legislative action and revised rules and standards; (v) the extent to which we are successful in gaining new long-term relationships with clients or retaining existing clients; (vi) the growth and success of the Company’s clients, which is difficult to predict and is subject to factors outside of its control; (vii) the Company’s ability to maintain relationships with a specified drug wholesaler; (viii) increasing consolidation in the healthcare industry; (ix) managing the Company’s growth effectively; (x) fluctuations in operating results; (xi) the Company’s ability to manage its cash flows; (xii) failure or disruption of the Company’s information technology and security systems; (xiii) dependence on the Company’s senior management and key employees; (xiv) the Company’s future indebtedness and its ability to obtain additional financing, reduce expenses, or generate funds when necessary; (xv) macroeconomic conditions, including the impact of inflation, on the Company’s business and operations; (xvi) the Company’s ability to consummate the sale of PrescribeWellness and/or execute on its planned divestitures of the SinfoníaRx, and DoseMe businesses, the costs associated therewith, and risks related to diverting management’s attention from the Company’s ongoing business operations; (xvii) risks related to the volatility in the Company’s stock price; (xviii) the Company’s engagement with Indaba; and (xix) the risks set forth from time to time in TRHC’s filings with the Securities and Exchange Commission (“SEC”), including those factors discussed under the caption “Risk Factors” in TRHC’s most recent annual report on Annual Report on Form 10-K, filed with the SEC on February 25, 2022, and in subsequent reports filed with or furnished to the SEC. TRHC assumes no obligation and does not intend to update these forward-looking statements, except as required by law, to reflect events or circumstances occurring after today’s date.

Contacts:

Media:

Anthony Mirenda

amirenda@trhc.com

908-380-2143

FGS Global

Andrew Cole/Jared Levy/Warren Rizzi

TRHC-SVC@SARDVERB.com

212-687-8080

Investors:

Frank Sparacino

fsparacino@trhc.com

866-648-2767

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